DATED: 24 April, 2014

OLIVER BENGOUGH

as Chargor

and

JJAT Corp.

as Chargee

SHARE CHARGE

in respect of

Ordinary Shares of £1 in

OBAR Camden Holdings Limited

Contents

Clause	Name	Page

1	Definitions and interpretation	1

2	Security	4

3	Perfection of security	5

4	Documentation for Charged Assets	5

5	Representations and warranties	6

6	Covenants	8

7	Rights of enforcement	8

8	Application of receipts	10

9	Notices	11

10	Discharge	12

11	Assignment and transfer	12

12	General provisions	12

13	Counterparts	14

14	Law and jurisdiction	14

Schedule	Name	Page

	Chargee’s powers	15

Execution Page		17

DATED: 24 April, 2014

PARTIES

(1)         OLIVER BENGOUGH of Flat 3, 48 Hans Place, London SW1X 0LA (the “Chargor”); and

(2)         JJAT Corp. a Delaware corporation a limited liability corporation incorporated under the laws of the State of Delaware, whose principal offices are situated at 3500 South Dupont Highway, Dover, Delaware 19901 (the “Chargee”).

BACKGROUND

(A)	The Chargor (i) owns 46,410 ordinary shares of 5p each and (ii) pursuant to a share sale agreement of today’s date entered into between the Chargor (as Purchaser) and the Chargee (as Seller) the (“SPA”), Chargor acquired an additional 2,468 ordinary shares of 5p and 2,750 deferred ordinary shares of 5p each, in each case issued as part of the capital of OBAR Camden Holdings Limited (collectively, the “Shares”).
(B)	The Chargor has agreed to grant security over the Shares in favour of the Chargee in respect of his obligations as a Guarantor under the SPA in accordance with the terms and conditions set out in this Deed.

OPERATIVE PROVISIONS

Definitions and interpretation

Definitions

In this Deed:

“Charged Assets” means:

a.           all the Shares; and

b.           the Related Rights,

which in each case, shall extend to:

(i)       all beneficial interests of the Chargor in the Shares and the Related Rights;

(ii)      any proceeds of sale or other realisation of all or any part of such Shares or Related Rights; and

(iii)     any Shares (and all Related Rights thereto) which may be substituted or added to the existing Shares upon the agreement of the Chargee and Chargor.

“Company” means OBAR Camden Holdings Limited, a company incorporated in England under company number 08257455 and whose registered office is at 191 Stonhouse Street, Clapham, London SW4 6BB.

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“Default” means a failure on the part of the Chargor to make payment to the Chargee of any Secured Liabilities following such time as those Secured Liabilities become due and payable to any of the Chargee pursuant to the terms of the Loan Note.

“Event of Default” means a Default unless such Default is capable of remedy and is remedied to the reasonable satisfaction of the Chargee within 20 days of the earlier of (i) the Chargee giving written notice to the Chargor of such Default and (ii) the Chargor becoming aware of such Default.

“Financial Collateral” shall have the same meaning as in the Financial Collateral Regulations.

“Financial Collateral Regulations” means the Financial Collateral Arrangements (No. 2) Regulations 2003 (S.I. 2003/3226).

“Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; and (b) the time barring of claims under the Limitation Act 1980, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim.

“Loan Notes” means the Share Loan Note and the Transaction Expenses Loan Note.

“Party” means a party to this Deed.

“Related Rights” means any (a) dividend, interest or other distribution paid or payable in relation to any of the Charged Assets; and (b) right, money, shares or property accruing, offered or issued at any time in relation to any of the Charged Assets by way of redemption, substitution, exchange, conversion, bonus, preference or otherwise, under option rights or otherwise.

“Security Financial Collateral Arrangement” shall have the same meaning as in the Financial Collateral Regulations.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent) owed by the Chargor to the Chargee pursuant to the Loan Notes together with all costs, charges and expenses incurred by the Chargee in connection with the protection, preservation or enforcement of its respective rights under the Loan Notes and shall include interest on the above calculated in accordance with the Loan Notes.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

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“Security Period” means the period starting on the date of this Deed and ending on the date on which the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Chargee (acting reasonably).

“Share Loan Note” means the loan note issued by the Chargor in favour of the Chargee in relation to the consideration payable to the Chargee for the Shares pursuant to the SPA.

“Transaction Expenses Loan Note” means the loan note issued by the Chargor in favour of the Chargee in relation to 50% of the Transaction Expenses, as defined in the certain shareholders’ agreement dated 12 February 2014, between, amongst others, the Chargor and the Chargee.

Construction

Unless the contrary intention is expressed, defined or interpreted all defined terms in the SPA shall have the same meaning here.

The construction provisions set out at clause 1.2 (Construction) of the SPA shall apply equally to this Deed.

1.1.1           Unless the contrary intention appears, references in this Deed to “insolvency” includes any of the following or any steps in relation to the following:

any insolvency, bankruptcy, liquidation, reorganisation, administration, receivership or dissolution;

any voluntary arrangement or assignment for the benefit of creditors; or

any similar or analogous event in any jurisdiction whatsoever.

If any provision of this Deed shall conflict with any term of the SPA then the relevant term of the SPA shall prevail.

A reference to continuing in relation to a Default or Event of Default means a Default of Event of Default which has not been remedied or waived.

COVENANT TO PAY

The Chargor covenants that he will pay and discharge the Secured Liabilities to the Chargee when due/in accordance with the terms of the Loan Notes.

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Security

General

All the security created under this Deed is created with full title guarantee in favour of the Chargee as continuing security for the payment and discharge of the Secured Liabilities the death, bankruptcy or incapacity of the Chargor, any intermediate payment or settlement of all or any part of the Secured Liabilities or other matter or thing whatsoever.

Any release, discharge or settlement between the Chargor and the Chargee shall be conditional upon no security, disposition or payment to the Chargee by the Chargor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy or insolvency or for any other reason whatsoever, and if such condition shall not be fulfilled the Chargee shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

Fixed charge

The Chargor charges all of his interest in the Charged Assets by way of fixed charge including all rights of enforcement of the same.

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Financial Collateral

To the extent that (i) the Charged Assets constitute Financial Collateral; and (ii) this Deed and the obligations of the Chargee hereunder constitute a Security Financial Collateral Arrangement, the Chargee shall have the right at any time after the security constituted by this Deed has become enforceable, to appropriate all or any part of the Charged Assets in or towards the payment or discharge of the Secured Liabilities in any order that the Chargee may from time to time reasonably determine.

The value of any Charged Assets appropriated in accordance with this Clause shall be (a) in the case of cash, the amount standing to the credit of any account, together with accrued but unposted interest, at the time the right of appropriation is exercised, and (b) in the case of the Shares, the market price of that Charged Assets at the time the right of appropriation is exercised, as listed on any recognised market index, or as determined by such other method as the Chargee may select acting reasonably (including independent valuation).

The Chargor agrees that the methods of valuation provided for in this Clause are commercially reasonable for the purposes of Regulation 18 of the Financial Collateral Regulations.

Perfection of security

Further assurance

The Chargor shall execute and do at his own cost and in such form as may be reasonably required by the Chargee such assurances, deeds, documents, acts and things as the Chargee may reasonably require to perfect or protect the security created or intended to be created by this Deed and/or to facilitate or effect any dealing with or realisation of the Charged Assets in connection with this Deed following a Default, including the execution of any additional security over the Charged Assets or other document to perfect the security granted by the Chargor in relation to the Charged Assets (in such form as the Chargee may reasonably require), the giving of any notice and the making of any registration in relation to the Charged Assets which the Chargee, acting reasonably, may think expedient.

Documentation for Charged Assets

Charged Assets title documentation

Upon execution of this Deed the Chargor will deposit with the Chargee in respect of the Charged Assets:

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all certificates, warrants or other documents of title;

duly executed undated blank stock transfer forms; and

forms of waiver of any pre-emption rights and any other documents, consents and monies necessary to enable such transfers to be registered by the Chargee.

Voting prior to a Default

Prior to a Default which is continuing, the Chargor may continue to:

receive and retain all dividends, distributions, interest, principal and other monies paid or derived from the Charged Assets; and

exercise all voting and other rights relating to the Charged Assets provided that such rights are not exercised in a way which (and the Chargor shall not permit anything which) jeopardises the security constituted by this Deed or which varies the rights attaching to the Charged Assets.

Voting after a Default

Following a Default which is continuing, the Chargee may (without notice to or consent from the Chargor and in the Chargor’s name or otherwise) exercise any rights (including the right to collect dividends, interest, principal or other payments of money but excluding the right to vote) in respect of the Charged Assets and may do anything necessary to complete any transfer form in favour of itself or otherwise.

Following a Default which is continuing and the service of notice upon the relevant Chargor, the Chargee may (without consent from the Chargor) exercise any right to vote in respect of the Charged Assets.

Following a Default which remains continuing, the Chargor shall procure that all dividends, distributions and other moneys paid on or derived from the Charged Assets are paid immediately to (or to the order of) the Chargee (and pending such payment shall hold such amounts on trust for the Chargee).

Obligations

The Chargor shall promptly pay all calls, costs and/or other payments in respect of the Charged Assets and shall give to the Chargee, at the time of issue, copies of all information, offers, notices or other materials supplied to the shareholders of the Company and shall advise the Chargee promptly of any material occurrence affecting the Charged Assets or any other part of the security granted to the Chargee and shall give to the Chargee such information as they may reasonably require relating to the Charged Assets.

Representations and warranties

The Chargor makes the representations and warranties set out in this Clause 6 (Representations and warranties ) to each Chargee.

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Binding Obligations

Subject to Legal Reservations, the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations.

Non-conflict

The entry into and performance by the Chargor of, and the transactions contemplated by, this Deed do not and will not conflict with any agreement or instrument binding upon the Chargor or any of the Secured Assets or constitute a default or termination event (howsoever described) under any such agreement or instrument.

Power and authority

The Chargor has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery by the Chargor of, this Deed and the transactions contemplated by this Deed.

No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might prevent the Chargor from accepting and performing any of his obligations under this Deed, have (to the best of his knowledge and belief) been started or threatened against him.

Restrictions on transfer

Save for the provisions of article 6 of the Company’s articles of association, which the Chargor hereby waives, the constitutional documents of the Company in respect of which the Charged Assets are issued do not and could not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) the transfer of the Charged Assets in relation to the enforcement of the security created by or under this Deed.

Legal and beneficial ownership

The Chargor is the sole legal and beneficial owner of the Charged Assets free from any encumbrance or Security Interest except as created by this Deed or as permitted by the SPA.

Fully paid

Any shares falling within the definition of Charged Assets are fully paid.

Centre of Main Interests

For the purposes of the Council of the European Union Regulation No. 1346/2000 on insolvency proceedings (the “EU Regulation”), the Chargor’s centre of main interests (as that expression is used in Article 3(1) of the EU Regulation, is situated in England and Wales and the Chargor has no other “establishment” (as that term is used in Article 2(h) of the EU Regulation) in any other jurisdiction.

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Covenants

During the Security Period, the Chargor shall not do any of the following without the prior written consent of the Chargee:

create or permit to subsist any Security Interest over any of the Charged Assets save for the Security Interest created pursuant to this Deed; or

enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, discount, factor, transfer, assign or otherwise dispose of any of the Charged Assets.

During the Security Period, the Chargor shall promptly on becoming aware of any of the same, notify the Chargee in writing of:

(a)          any representation or warranty set out in clause 6 which is incorrect or misleading in any respect when made; and

any breach of any material provision of this Deed.

At the written request of Chargee at any time after the expiration of 75 days from the date of issue of the Transaction Expenses Loan Note, if the aggregate Principal Amount outstanding under the Loan Notes shall not have been reduced by at least US $500,000 (whether through crediting fifty percent of any payments made by Obar Camden Holdings or the Subsidiary under that certain Senior Promosory Note of ecev date herewith executed by the Company and its subsidiary in favor of Chargee (as a result of funds made available from a debt financing, payments from net revenues or otherwise), and/or by payment by Chargor, Chargor shall grant a charge against his owned real property securing Chargor’s obligation as a Guarantor under that certain Share Purchase Agreement dated February 13, 2014 among certain parties, including Alex Rutherford and Koko (Camden) Holdings.

Rights of enforcement

Enforcement

The security created by this Deed shall become immediately exercisable at any time after:

an Event of Default which is continuing;

a bankruptcy petition is presented for the bankruptcy of the Chargor;

an official receiver or insolvency practitioner is appointed as trustee of the Chargor’s estate;

a creditor obtains a court judgment against the Chargor in respect of any debt in excess of US$250,000);

a County Court makes an administration order against the Chargor;

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the Chargor enters into an individual voluntary arrangement; or

the Chargor enters into any informal arrangements with any of his creditors in respect to any repayment or rescheduling of any debt(s) owed to such creditor;

the Chargor breaches any material provision of this Deed and fails to remedy the same within 30 days of receiving written notice of such breach or, if earlier, being made actually aware that such fact or circumstance constitutes a material breach of any material provision of this Deed; or

the Chargor ceasing to be the beneficial owner and/or have full rights to the Shares.

Clause 8.1 shall not apply by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

The Chargee’s powers and rights

At any time after the security has become enforceable, the Chargee shall have the power (without becoming a mortgagee in possession and with no liability to account as a mortgagee in possession in respect of all or any part of the Charged Assets or be liable for any loss upon realisation or for any neglect, default, or omission for which a mortgagee in possession might otherwise be liable) to:

exercise all statutory and other powers and rights (including the powers conferred upon an administrative receiver by Schedule 1 to the Insolvency Act 1986) whether or not the Chargee is or become an administrative receiver;

to exercise those powers and rights specified in the Schedule and exercise them in the name of the Chargor and in such manner and on such terms as the person exercising them shall in their sole absolute discretion consider appropriate.

The power of sale conferred on the Chargee and on any receiver by this Deed shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Liabilities shall be deemed due and payable for that purpose) on execution of this Deed. Sections 93 and 103 of Law of Property Act 1925 shall not apply to this Deed.

Each of the Chargee and any receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Deed (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Chargee or the receiver itself or any subsequent delegation or revocation thereof.

If at any time the Chargor does not comply with any of his obligations under this Deed, the Chargee may (but shall not be obliged to) rectify such default and the Chargor irrevocably authorises the Chargee, its employees and agents, at the Chargor’s expense, to do all such things are as necessary or desirable to rectify such default.

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Power of attorney

The Chargor by way of security irrevocably and severally appoints the Chargee as his attorney in his name and on his behalf to take any action which the Chargor is obliged to take under this Deed provided that such power of attorney shall not be exercised unless and until the security becomes enforceable under clause 8.1 of this Deed.

The Chargor ratifies and confirms to agree to ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers.

Application of receipts

Priority of enforcement

In the event that the security created by this Deed becomes exercisable, the Chargee agree to firstly set off any amounts due in respect of any dividends, interest or other distribution paid or payable in relation to any of the Charged Assets in order to reduce the amount of the Secured Liabilities.

Priority of payment

All monies received by the Chargee in the enforcement of this Deed shall (subject as follows) be applied in the following order, in payment:

firstly, of all fees, costs, charges, taxes, liabilities and expenses in relation to any enforcement of this Deed;

secondly, in satisfaction of the obligations and liabilities owed to the Chargee by the Chargor pursuant to the SPA and the Loan Notes in any order that the Chargee may, in its discretion, from time to time determine, provided that, in relation to the priority of payments due under the Loan Notes, the Loan Note in relation to amounts due under the SPA shall be paid in priority to the Loan Note in relation to expenses.

Avoidance of Payment

If the Chargee reasonably considers that any amount paid or credited to it is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws, the liability of the Chargor under this Deed and the security instituted hereby shall continue and such amount shall not be considered to have been irrevocably paid.

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Expenses and Indemnity

Expenses

The Chargor shall within 20 business days of demand of the Chargee, pay or reimburse the Chargee for reasonable costs and expenses (including reasonable legal fees) together with any VAT or similar taxes thereon incurred by it in connection with the preparation, execution, perfection, amendment, enforcement, discharge and/or assignment of this Deed.

Indemnity

The Chargor shall, notwithstanding any release or discharge of all or any part of the security constituted by this Deed, indemnify the Chargee, its agents, attorneys and any receiver against any action, proceeding, claim, loss, liability and cost which it may sustain:

(b)        in the exercise (or purported exercise) of any of the rights, powers or discretions vested in them by this Deed (or by law); and/or

(c)        in connection with or otherwise relating to this Deed or the Charged Assets,

provided always that this indemnity shall have no effect to the extent that any such action, proceeding, claim, loss, liability or cost is caused or increased in whole or in part as a result of the negligence, wilful misconduct or fraud of the Chargee.

Notices

Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

Addresses

The address of each Party for any communication or document to be made or delivered under or in connection with this Deed is the address set opposite the name of such Party at the beginning of this document or any substitute address, as the Party may notify to the other Parties by not less than five Business Days’ notice.

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Delivery

Any communication or document made or delivered by one person to another person in connection with this Deed will only be effective when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to him at that address.

Any communication or document made or delivered to any Chargor in accordance with this clause Clause 0 (Delivery ) will be deemed to have been made or delivered to each of the Chargors.

Discharge

Upon the satisfaction and discharge in full of the Secured Liabilities the Chargee will, at the request and cost of the Chargor, discharge this Deed.

No discharge will be of any effect if any security or payment given or made in respect of the Secured Liabilities is rescinded, avoided, reduced or invalidated whether in respect of any insolvency or otherwise.

Notwithstanding any other provision of this Deed, it is expressly agreed and understood that the liability of the Chargor under this Deed shall not exceed and shall be limited to an amount equal to that received or receivable by the Chargee as a result of the realisation of the Charged Assets and the application of the proceeds thereof. The provisions of this Clause 10.3. shall survive termination of this Deed and/or the release of the security created hereunder.

Assignment and transfer

Assignment

The Chargee shall not assign, transfer or novate any of his rights or obligations under this Deed without the prior written consent of the Chargor.

General provisions

Rights of third parties

Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce a provision of this Deed pursuant to the Contracts (Rights of Third Parties) Act 1999.

The parties may rescind or vary this Deed without the consent of a third party to whom an express right to enforce any of its terms has been provided.

Partial invalidity

The illegality, invalidity or unenforceability for whatever reason of any provision of this Deed in any jurisdiction, shall not affect the legality, validity or enforceability of that provision in any other jurisdiction or legality, validity or enforceability of the remaining provisions in any jurisdiction.

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Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any right or remedies provided by law.

Chargor’s obligations

Neither the Security Interest in the Charged Assets created under this Deed nor the obligations of the Chargor under this Deed will be affected by any act, omission, matter or thing which, but for this Clause 0 (Chargor’s obligations ), would reduce, release or prejudice that Security Interest or any of its obligations under this Deed (without limitation and whether or not known to it or any Secured Party) including:

any time, waiver or consent granted to, or composition with, any other person;

the release of any other person under the terms of any composition or arrangement with any creditor of the Chargor;

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other person;

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and whether or not more onerous), or replacement, assignment, avoidance or termination of the SPA;

any unenforceability, illegality or invalidity of any obligation of any person under the SPA or any other document or security; or

any insolvency or similar proceedings.

Perpetuity Period

The perpetuity period under the rule against perpetuities, if applicable to this Deed, shall be the period of eighty years from the date of this Deed.

No Liability

None of the Chargee, its delegate(s) nominee(s) or any receiver shall be liable for any loss by reason of (a) taking any action permitted by this Deed or (b) any neglect or default in connection with the Charged Assets or (c) taking possession of or realising all or any part of the Charged Assets, except in the case of gross negligence or wilful default upon its part. The Chargee, its delegate(s) nominee(s) or any receiver shall not in any circumstances incur any liability whatsoever in respect of any calls, instalments or otherwise in connection with the Charged Assets.

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Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

Law and jurisdiction

Governing Law

This Deed and any non-contractual obligations arising out of or in relation to this Deed shall be governed by English law.

The courts of England shall have exclusive jurisdiction to settle any dispute, including without limitation, disputes relating to non-contractual obligations arising out of or in connection with this Deed.

This Deed has been executed as a Deed and delivered on the date stated at the beginning of this Deed.

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Schedule

Chargee’s powers

1	DEALING WITH CHARGOR’S ASSETS

(a)	Possession

To get in, use and/or collect any Charged Assets.

(b)	Compromise claims

To compromise any claim relating to the Charged Assets.

(c)	Payments

To pay any outgoings and payments charged on or otherwise relating to the Charged Assets or their ownership or use.

(d)	Receipts

To give receipts and releases for any sums received.

(e)	Assumption of rights

To assume, exercise, cancel and/or vary all or any of the powers and rights conferred on the Chargor under any Charged Asset.

2	DISPOSALS

To sell or otherwise realise and deal with, and transfer title to, the Charged Assets, in return for such consideration as it thinks fit and whether or not:

(i)        for immediate or deferred consideration;

(ii)       in return for a single payment or instalments; and

(iii)      for consideration wholly or partly in cash, property or securities in whatever form,

and in all cases the terms of which shall bind any subsequent mortgagee.

3	GENERAL

(a)	General powers

To do or abstain from doing all such things as it considers necessary or desirable for perfecting, maintaining preserving or enhancing the value of any of the Charged Assets or for or in connection with the enforcement of the security created by this Deed or the realisation of any of the Charged Assets including:

(i)          executing, delivering and completing all or any deeds or other documents;

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(ii)         using the name the Chargor in connection with any of the purposes in this Schedule (Chargee’s powers );

(b)          commencing, carrying out and completing any acts, matters or proceedings in relation to any Charged Asset as if it were the sole and absolute beneficial owner of the Charged Assets;

(c)          General

All his powers and discretions under this Deed shall be:

(i)          exercisable on such terms and conditions and otherwise as it may think fit; and

(ii)         as if he was the absolute and beneficial owner.

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EXECUTION PAGE

Executed as a deed by

OLIVER BENGOUGH

in the presence of:

Witness name:

Signature of witness:

Address:

Occupation:

Executed as a deed by

JJAT CORP.

By:

(Director) and

By:

(Director/Secretary)

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